Exhibit 99.4

                       [Howe Barnes Hoefer & Arnett, Inc. Letterhead]

                                January 28, 2008

Four Oaks Fincorp, Inc.
6114 U.S. 301 South
Four Oaks, North Carolina 27524

LongLeaf Community Bank
Post Office Box 1208
Rockingham, North Carolina 28380

      Re:  Proxy Statement of LongLeaf Community Bank and Registration Statement
                     on Form S-4 of Four Oaks Fincorp, Inc.
                     --------------------------------------

Ladies and Gentlemen:

      We hereby consent to the use of our opinion letter dated December 7, 2007 to the Board of Directors of LongLeaf Community Bank as Appendix C to the Prospectus of Four Oaks Fincorp, Inc. which forms a part of its Registation Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                               HOWE BARNES HOEFER & ARNETT, INC.

                               By:  /s/ Matthew C. Boba
                                    -------------------------------
                                                Matthew C. Boba
                                  Executive Vice President and General Counsel